Exhibit 99.C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated October 18, 2007, in the Registration Statement and related Prospectus (Form S-6 No. 333-146264) dated October 18, 2007 of Equity Opportunity Trust, Dividend Ruler Series 2007D.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York

October 18, 2007